UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 27, 2011

ARROW FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-12507	22-2448962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Glen Street Glens Falls, NY	12801
(Address of principal executive offices)	(Zip Code)

(518) 745-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities

On January 31, 2011, Arrow Financial Corporation (the “Company”) and its wholly-owned national banking subsidiary, Glens Falls National Bank and Trust Company (“GFNB”), entered into an Agreement and Plan of Reorganization (the “Acquisition Agreement”)  pursuant to which GFNB agreed to acquire Upstate Agency, Inc., a property and casualty insurance agency headquartered in Chestertown, New York (“Upstate”).    The acquisition was completed on February 1, 2011.  At closing, as part of the consideration paid for Upstate,  the Company issued to the sole shareholder of  Upstate 119,755 shares of the Company’s common stock, par value $1.00 per share (“AFC Common Stock”).  The offer and sale of these shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), because the shares were offered and sold in a transaction exempt from registration under Sections 3(a)(11) and 4(2) of the Securities Act.  Additional shares of AFC Common Stock may be issued to the shareholder of Upstate in periods following the closing based upon Upstate’s satisfaction of certain financial conditions during such periods.

A copy of the press release issued by the Company regarding the acquisition is attached as Exhibit 99 to this Report.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Employment Agreement for CEO - Hoy.  At a meeting held on January 26, 2011 (the “January Meeting”), the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved a new three-year employment agreement between the Company and its Chairman, President and Chief Executive Officer, Thomas L. Hoy.  The new agreement, which will become effective on February 1, 2011, replaces a substantially similar three-year employment agreement entered into by the Company with Mr. Hoy in December 2009.

Under the new agreement, Mr. Hoy’s annual base salary for the 2011 calendar year will be $415,000, an increase of $15,000 from his 2010 annual base salary.  His annual base salary may be increased but will not be decreased during the three-year term of the agreement.  The agreement provides that Mr. Hoy is eligible to participate in certain other benefit programs, including medical, dental and life insurance benefits, compensation plans including the annual incentive (bonus) plan and equity incentive plans, and various retirement and supplemental retirement plans.

Under the agreement, in the event Mr. Hoy terminates his own employment for good reason (as defined), or is terminated by the Board of Directors without cause (as defined), he will receive a lump-sum payment equal to the greater of (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary.  Also under the agreement, in the event of a change in control (as defined) of the Company, he may elect early retirement and receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to approximately three times his average annual taxable compensation for the five years preceding the event, subject to downward adjustment to reflect the value of any other “change in control” payment or benefits he might receive following such change in control.  Additionally, in the event of early retirement following a change in control, Mr. Hoy shall receive for a period of two years following the change in control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing.  However, under no circumstances will Mr. Hoy receive any payment under the agreement if such payment would constitute an “excess parachute payment” under the tax laws.

The agreement also contains non-competition provisions that may be triggered upon termination of employment.

The agreement provides that on or before the end of each year during the term of the agreement, the Committee will consider and vote upon a proposal to replace Mr. Hoy's agreement with a new three-year employment agreement having similar conditions and benefits.

New Employment Agreements for CFO – Goodemote and SVPs – DeMarco and O’Conor.   At the January Meeting, the Committee also approved a two-year employment agreement between the Company and each of Terry R. Goodemote, the Senior Vice President, Chief Financial Officer and Treasurer of the Company, David S. DeMarco, a Senior Vice President of the Company and Raymond F. O’Conor, also a Senior Vice President of the Company, commencing February 1, 2011.  The new agreements replace substantially similar three-year employment agreements entered into by the Company and each such executive officer in December 2009.

Under the employment agreements, each of Messrs. Goodemote, DeMarco and O’Conor will receive an annual base salary for the 2011 calendar year in the amount of $175,000, an increase of $5,000 from his 2010 annual base salary. The agreements provide that each such executive officer is eligible to participate in certain other benefit programs, including medical, dental and life insurance benefits, compensation plans including the annual incentive (bonus) plan and equity incentive plans, and various retirement and supplemental retirement plans.

Under each of the agreements, in the event Messrs. Goodemote, DeMarco or O’Conor terminates his own employment for good reason (as defined), or is terminated by the Board of Directors without cause (as defined), he will receive a lump-sum payment equal to the greater of (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary.  Also under the agreement, in the event of a change in control (as defined) of the Company, he may elect early retirement and receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to approximately two times his average annual taxable compensation for the five years preceding the event.  Additionally, in the event of early retirement following a change in control, each such executive officer shall receive for a period of two years following the change in control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held by such executive officer, subject to employee cost sharing.  Like Mr. Hoy’s arrangement, under no circumstances will any of these executive officers receive any payment under his agreement if such payment would constitute an “excess parachute payment” under the tax laws.

The agreements also contain non-competition provisions that may be triggered upon termination of employment.

The agreements provide that on or before the end of each year during their term, the Committee will consider and vote upon a proposal to replace such executive officer’s agreement with a new two-year employment agreement having similar conditions and benefits.

New Change-in-Control Letter Agreement with VP - Murphy.  At the January Meeting, the Committee also approved a new one year change-in-control letter agreement for Mr. Thomas J. Murphy, Vice President, Corporate Secretary and Cashier, effective February 1, 2011. The change-in-control letter agreement contains terms and conditions virtually identical to those set forth in Mr. Murphy’s pre-existing change-in-control letter agreement entered into by the Company and Mr. Murphy in December 2009.

The change-in-control letter agreement does not guarantee Mr. Murphy’s continuing employment or a specified salary for any designated period of time, but merely provides that in the event of a change-in-control of the Company during Mr. Murphy’s  employment along with  a termination of his employment within six months following the change-in-control either (i) at the Company’s election or (ii) by Murphy if he is not offered a position at his current base salary or is asked to relocate more than fifty miles from his current location of employment, he will receive an amount equal to his one year base salary.  This amount is payable to Mr. Murphy in twelve equal monthly installments (or in a lump-sum, in the event of unforeseeable emergency).  Mr. Murphy is also entitled to receive for the one-year period following such termination of employment, continuing medical, dental and life insurance coverage, subject to employee cost sharing.

Mr. Murphy’s will receive an annual base salary for the 2011 calendar year in the amount of  $140,000, an increase of $5,000 from his 2010 annual base salary.

Item 9.01 – Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between the Company and Thomas L. Hoy, the Chief Executive Officer, effective February 1, 2011
10.2	Employment Agreement between the Company and Terry R. Goodemote, Senior Vice President, Treasurer and Chief Financial Officer, effective February 1, 2011
10.3	Employment Agreement between the Company and David S. DeMarco, Senior Vice President, effective February 1, 2011
10.4	Employment Agreement between the Company and Raymond F. O’Conor, Senior Vice President, effective February 1, 2011
10.5	Change-in-Control Letter Agreement between the Company and Thomas J. Murphy, Vice President, & Corporate Secretary and Cashier, effective February 1, 2011
99	Company Press Release dated February 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated: February 1, 2011

By: /s/ Terry R. Goodemote

Terry R. Goodemote, Senior Vice President

Treasurer and Chief Financial Officer

Exhibit Index

Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between the Company and Thomas L. Hoy, the Chief Executive Officer, effective February 1, 2011
10.2	Employment Agreement between the Company and Terry R. Goodemote, Senior Vice President, Treasurer and Chief Financial Officer, effective February 1, 2011
10.3	Employment Agreement between the Company and David S. DeMarco, Senior Vice President, effective February 1, 2011
10.4	Employment Agreement between the Company and Raymond F. O’Conor, Senior Vice President, effective February 1, 2011
10.5	Change-in-Control Letter Agreement between the Company and Thomas J. Murphy, Vice President, & Corporate Secretary and Cashier, effective February 1, 2011
99	Company Press Release dated February 1, 2011